Exhibit 10.3

EXECUTION COPY

PROMISSORY NOTE

$3,500,000	New York, NY
November 3, 2026

FOR VALUE RECEIVED, Techprecision Corporation, a Delaware corporation, Ranor, Inc., a Delaware corporation and Stadco, a California corporation (individually and together, jointly and severally, the “Borrower”), hereby promise to pay to the order of ROSENTHAL & ROSENTHAL, INC., a New York corporation (the “Lender”), at its office at 300 Park Avenue, Suite 1401, New York, NY 10022, or at such other place as the holder hereof may from time to time designate in writing the sum of Three Million Five Hundred Thousand Dollars ($3,500,000).

This Note shall be paid by the Borrower in consecutive monthly installments, as determined herein, commencing on December 1, 2026 and on the first day of each month thereafter until paid in full at the Prime Rate plus 2% per annum but in no event shall the Prime Rate be less than 4% per annum. Any change in the effective interest rates in this Note due to a change in the Prime Rate shall take effect on the date of such change in the Prime Rate. Interest calculated on a per annum basis shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. Borrower will pay the outstanding principal of this Note together with interest in equal and consecutive monthly principal installments of $58,333.33 each, together with interest, on the first day of each calendar month, commencing on December 1, 2026, and in one final payment of the remaining principal balance plus all accrued and unpaid interest thereon on the date of Maturity. On or after Maturity, whether by acceleration or otherwise, said rate of interest or the then unpaid principal balance of the Note shall accrue at the Prime Rate plus 5% per annum from the date of Maturity until the unpaid balances of principal of this Note have been paid in full. Any payments received hereunder shall be applied first to interest and then to principal. “Maturity” shall mean the earliest to occur of (i) November 1, 2031 or (ii) termination of the Financing Agreement dated contemporaneously herewith executed by the Borrower in favor of Lender as it may hereafter be amended (“Financing Agreement”) Capitalized terms herein not otherwise defined herein have the meaning ascribed thereto in the Financing Agreement.

Upon an Event of Default that has occurred and is continuing after the expiration of any applicable cure period, the entire principal amount hereof or the unpaid balance thereof, together with interest thereon, shall at the option of the holder hereof immediately become due and payable pursuant to the Financing Agreement and other Loan Documents. The failure to assert this right shall not be deemed a waiver thereof. Lender is also entitled to any and all remedies as provided in the Financing Agreement.

All obligations of the Borrower hereunder shall be included in the term “Obligations” as defined in the Financing Agreement. This Note is collaterally secured by all of the security interests heretofore or hereafter granted to Lender by the Borrower, including but not limited to the security interests granted Lender by the Borrower under the Financing Agreement, the Loan Documents and related agreements entered into between the Borrower and the Lender.

This Note may be prepaid in whole or in part upon in accordance with the Financing Agreement. All partial prepayments, whether voluntary or mandatory (by agreement or otherwise), shall be applied to the principal balance of installments due upon this Note in inverse order of the maturity thereof.

TP et al Term Note $3,500,000, pg. 1

EXECUTION COPY

In the event the Lender or such holder shall retain or engage an attorney or attorneys to collect or enforce this Note or to protect its rights with respect thereto, the Borrower shall pay all of the costs and expenses thereof including (without limitation), reasonable, documented and out-of-pocket attorneys' fees, whether or not suit be instituted, and the Lender or such holder may (without limitation) take judgment for all such amounts.

The Borrower and all guarantors and endorsers of this Note, severally waive diligence, demand, presentment, notice of non-payment and protest, and assent to extensions of the time of payment, surrender or substitution of security, or forbearance, or other indulgence, without notice.

This Note shall be governed, interpreted and enforced pursuant to the laws of the State of New York.

TRIAL BY JURY IS HEREBY WAIVED BY BORROWER AND LENDER IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF BORROWER OR LENDER AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE OR THE RELATIONSHIP CREATED HEREBY (WHETHER SOUNDING IN TORT OR CONTRACT). BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK (OR THE CIVIL COURT OF THE CITY OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK, IF SUCH MATTERS BE WITHIN ITS JURISDICTION), AND OF ANY FEDERAL COURT IN NEW YORK, LOCATED IN THE STATE OF NEW YORK, FOR A DETERMINATION OF ANY DISPUTE AS TO ANY SUCH MATTERS. IN CONNECTION THEREWITH, BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO BORROWER AT BORROWER’S ADDRESS SET FORTH IN THE FINANCING AGREEMENT, OR SUCH OTHER ADDRESS AS SHALL HAVE PREVIOUSLY BEEN COMMUNICATED TO LENDER BY REGISTERED OR CERTIFIED MAIL. WITHIN THIRTY DAYS AFTER SUCH MAILING, BORROWER SHALL APPEAR OR ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER PROCESS. SHOULD BORROWER FAIL TO APPEAR OR ANSWER WITHIN SAID THIRTY DAY PERIOD, BORROWER SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER FOR THE AMOUNT AS DEMANDED IN ANY SUMMONS, COMPLAINT OR OTHER PROCESS SO SERVED.

[Signatures Appear on Following Page]

TP et al Term Note $3,500,000, pg. 2

EXECUTION COPY

TECHPRECISION CORPORATION

By:	/s/ Phillip E. Podgorski
Name:	Phillip E. Podgorski
Title:	Chief Financial Officer

RANOR, INC.

By:	/s/ Phillip E. Podgorski
Name:	Phillip E. Podgorski
Title:	Vice President – Finance

STADCO

By:	/s/ Phillip E. Podgorski
Name:	Phillip E. Podgorski
Title:	Assistant Secretary

TP et al Term Note $3,500,000, pg. 3